Exhibit 99.1

OS Therapies Appoints Two Bio-Pharmaceutical Industry Veterans to the Board of Directors

▪	Concurrently, the Company accepted the resignations of Dr. Colin Goddard and Mr. Joacim Borg

New York, NY, October 28, 2024 OS Therapies (NYSE-A: OSTX) (“OS Therapies” or “the Company”), a clinical-stage immunotherapy and Antibody Drug Conjugate biopharmaceutical company, today announced the appointments of Avril McKean Dieser, MA, JD and Olivier R. Jarry, MS, MBA as independent members of the Company’s Board of Directors. Collectively, Ms. McKean Dieser and Mr. Jarry bring over 50 years of biopharmaceutical executive decision-making experience to the Company, with a specific focus in commercializing biologic products.

“OS Therapies is thrilled to welcome Ms. McKean Dieser and Mr. Jarry to our Board of Directors,” said Paul Romness, MHP, Chairman & CEO of OS Therapies. “Ms. McKean Dieser brings a deep execution experience in regulatory, pricing, commercialization, and patient engagement, while Mr. Jarry brings significant business development and fundraising expertise & relationships to the Company. As we continue preparations to engage FDA regarding our potentially pivotal trial of our cancer immunotherapy OST-HER2 seeking to prevent metastasis in resected, recurrent osteosarcoma, we are building up our internal infrastructure to prepare for regulatory approval and commercial launch in the United States, while evaluating strategic partnerships to bring the therapy to market outside the United States. Ms. McKean Dieser and Mr. Jarry are well positioned to help us achieve these objectives.”

Mr. Romness added, “We would like to thank Dr. Colin Goddard and Mr. Joacim Borg for the years of service to the Company, especially for their guidance in helping OS Therapies transition into a public company.”

Ms. McKean Dieser holds a global role as Vice President, Head of Legal Patient Evidence of UCB, Inc., a subsidiary of UCB, S.A., a global biopharmaceutical company focused on the discovery and development of innovative medicines and solutions to transform the lives of people living with severe diseases of the immune system or the central nervous system. At UCB, she leads a team of attorneys supporting UCB’s global assets, global payer functions, and regulatory, medical and patient communities, including clinical development. Ms. McKean Dieser was formerly a member of the AbbVie Inc. legal team providing global product support for the immunology and oncology franchises and was the government pricing lawyer for all pharmaceutical and combination products from May 2013 to July 2016. Prior to joining the pharmaceutical industry, Ms. McKean Dieser practiced corporate law in Atlanta, Georgia at two nationally recognized law firms. She earned her J.D. degree from The Catholic University Columbus School of Law and is admitted to practice law in the states of Georgia and Illinois. Prior to receiving her law degree, Ms. McKean Dieser received an M.A. in Public Administration from the University of Maryland, European Division and a B.A. degree in English Literature from Duquesne University. Ms. McKean Dieser lost her son, Edward, to Osteosarcoma in January 2024 at the age of 21.

“I am deeply grateful that OS Therapies’ mission is to bring to market the first new osteosarcoma treatment in over 40 years,” said Ms. McKean Dieser. “As a newly appointed director, I will focus on helping management implement its regulatory and commercialization plan so that OST-HER2 can ultimately reach the patients and families desperate for new solutions in this very hard to treat childhood cancer.”

“OS Therapies represents a unique opportunity to bring to market a novel cancer immunotherapy in the rare pediatric disease of osteosarcoma that could thereafter potentially change the standard of care in HER2 expressing cancers given its novel mechanism of action,” said Mr. Olivier Jarry, newly appointed independent Board member of OS Therapies. “The potential to receive a priority review voucher following an approval in osteosarcoma that could then be sold to help fund the commercialization of OST-HER2 in osteosarcoma and potential label-expanding clinical trials into breast cancer, colorectal cancer and/or other solid tumors is compelling from both an investment and product development perspective. I am excited to help play an important role in supporting the Company to achieve its strategic objectives.”

Mr. Jarry is the Co-founder and Chief Executive Officer of Libera Bio S.L., a private Spanish biopharmaceutical company devoted to the development of a new class of precision therapeutics to address intracellular cancer targets. He also serves as the Chief Operating Officer of Advantage Therapeutics Inc., an investigational-stage company focused on the diseases of aging, and as Chief Financial Officer of Rational Vaccines, Inc., an investigational-stage infectious disease company. Mr. Jarry previously served as President and Chief Commercial Officer of DarioHealth (Nasdaq: DRIO) from October 2017 until January 2020. Between 2015 and 2016, he served as Senior Vice President of the Consumer Sector and Officer at Intrexon Corp. (NYSE: XON), a biotechnology company focused on engineering biological systems to enable DNA-based control over the function and output of living cells. Prior to Intrexon, from 2011 to 2012, Mr. Jarry served as the Head of Strategy, Operations and Market Access, focusing on Emerging Markets, for Bristol-Myers Squibb (NYSE: BMY), where he oversaw the product launch and growth of innovative medicines relating to oncology, virology, rheumatology, cardiovascular and diabetes. Prior to that, Mr. Jarry served as the Global Business Unit Head of Bayer Diabetes Care, a division of Bayer HealthCare Pharmaceuticals LLC and in several leadership roles at Novartis International AG (NYSE: NVS). Mr. Jarry holds a M.Sc. degree from Ecole Centrale de Paris, a MEng. degree from Délégation Générale pour l’Armement, and a Trium Executive MBA degree jointly awarded by NYU Stern School of Business, London School of Economics and Political Science and Hautes Études Commerciales Paris.

About OS Therapies

OS Therapies is a clinical stage oncology company focused on the identification, development and commercialization of treatments for Osteosarcoma (OS) and other solid tumors. OST-HER2, the Company’s lead asset, is an immunotherapy leveraging the immune-stimulatory effects of Listeria bacteria to initiate a strong immune response targeting the HER2 protein. The Company has completed enrollment for a 41-patient Phase 2b clinical trial of OST-HER2 in resected, recurrent osteosarcoma, with results expected in the fourth quarter of 2024. OST-HER2 has completed a Phase 1 clinical study primarily in breast cancer patients, in addition to showing strong preclinical efficacy data in various models of breast cancer. OST-HER2 has been conditionally approved by the U.S. Department of Agriculture for the treatment of canines with osteosarcoma. In addition, OS Therapies is advancing its next generation Antibody Drug Conjugate (ADC) platform, known as tunable ADC (tADC), which features tunable, tailored antibody-linker-payload candidates. This platform leverages the Company’s proprietary silicone linker technology, enabling the delivery of multiple payloads per linker. For more information, please visit www.ostherapies.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of OS Therapies and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described under the section entitled “Risk Factors” of our Registration Statement on Form S-1 declared effective by the Securities and Exchange Commission (the “SEC”) on July 31, 2024, as well as any of our periodic reports filed with the SEC, and that actual results may differ materially from those indicated by such forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and, except as required by the federal securities laws, OS Therapies specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corporate and Media Contact:

Jack Doll

410-297-7793

irpr@ostherapies.com

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